Exhibit (a)(1)(H)

 Stock Option Exchange Program Opens August 23, 2017 Expires September 20, 2017, at 9.00 p.m., U.S. Pacific Time Enter Login Screen Welcome to Fluidigm's Stock Option Exchange Program website! Please enter your Login ID and initial Password in the launch email from FluidiQmExchanae@eauitvbenefits.com. dated August 23, 2017, announcing the offer (or if you previously logged into the Offer website, your updated Password). Your Login ID is your Fluidigm If you have misplaced or did not receive the launch email witti your Login and initial Password, please contact Varaprasad Gedipudi by email at stockoptionexchanae@fluidiam.com or call +1 408 582 4544. if you need your Password reset please click here. Login id: (not case sensitive) Password: (case sensitive) Enter Click on any of the links below to learn more. Offer to Exchange certain outstanding options for new awards Launch Email Election form

  Stock Option Exchange Program Opens August 23, 2017 Expires September 20, 2017, at 9.00 p.m., U.S. Pacific Time Step 1: Get the Password Reset Code Step 2: I have the Password Reset Code, Reset My Password Forgot Password Screen FLUIDIGM To reset the password, you should obtain the password reset code by clickling on "Get the Password Reset Code' below. If you already have the reset code, click on "I have the Password Reset Code. Reset My password

  Welcome screen Stock option exchange program opens august 23, 2017 expires September 20, 2017, at 9:00 P.M., U.S. Pacific time Welcome: fname Lname Home Logout Learn Click on any of the offering materials links below to learn more. Official Offer Documents: Offer to Exchange Certain Outstanding options for New Awards Launch Email Election Form The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems. Make My Election You have 29 days remaining o elect whether to keep your Eligible Option Grants or to exchange some or all of them for New Awards. Make / View / Change My Elections Need Help? Contact Varaprasad Gedipudi at stockoptionexchage@fluidigm.com or + 1 408 582 4544 Additional Materials FAQs Fluidigm Corporation 2011 Equity Incentive Plan Form of Stock Option Agreement – U.S. (2011 Plan) Form of Restricted Stock Unit Agreement – U.S. (2011 Plan) French Sub-Plan for Restricted Stock Units (2011 Plan) French Sub-Plan for Options (2011 Plan) UK Sub-Plan (2011 Plan) Form of Stock Option Agreement – non-U.S. (2011 plan) Form of Restricted Stock Unit Agreement – non-U.S. (2011 plan) Fluidigm Corporation 2009 Equity Incentive Plan Fluidigm Corporation 1999 Stock Option Plan DVS sciences, Inc. 2010 Equity Incentive Plan The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems

Make My Elections (Step 1 of 4)

FLUIDIGM®

Stock Option Exchange Program
Opens August 23, 2017
Expires September 20, 2017, at 9:00 p.m., U.S. Pacific Time

Welcome: **Fname Lname** | Home Logout

Make My Elections (Step 1 of 4)

Reminder

Before making your election, please ensure that you have reviewed and understand the materials that constitute this offer.

Official Offer Documents:

- Offer to Exchange Certain Outstanding Options for New Awards
- Launch Email
- Election Form

Before completing and (electronically) signing this election form, please make sure you received, read and understand the documents that comprise this offer to exchange certain outstanding options for restricted stock units (the "offer"), including (1) the Offer to Exchange Certain Outstanding Options for New Awards (referred to as the "Offer to Exchange"); (2) the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing this offer; and (3) the election form attached to the launch email, together with its instructions (together, the "offer documents"). The offer is subject to the terms of these offer documents, as they may be amended. The offer provides Eligible Employees who received certain Eligible Option Grants the opportunity to exchange those Eligible Options for RSUs or New Options covering a lesser number of Shares than were subject to your Exchanged Options immediately before they were cancelled in the offer, and subject to a different vesting schedule, as set forth in Section 2 of the Offer to Exchange. All Eligible Employees who participate in the offer will receive New Awards entirely in the form of RSUs in exchange for their cancelled Eligible Options except Eligible Executives and Eligible Canada Employees will receive new equity awards entirely in the form of New Options." **Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigm's offer website but instead only by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) at Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A. All Eligible Employees, including Eligible France Employees and Eligible Italy Employees, may access the offer website, including his or her Eligible Option Grant schedule and the Breakeven Calculator (which you may access by clicking on the "Breakeven Calculator" button below). However, if you are an Eligible France Employee or Eligible Italy Employee, you will not be permitted to submit your election form via the offer website.** Additional instructions should be included in the remainder of the election form with respect to any limitations on submitting elections via the offer website. This offer expires at 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless extended. **PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS BELOW.**

Terms used in this offer website that are defined in the Offer to Exchange have the same meaning as those defined terms in the Offer to Exchange. In accordance with the terms outlined in the offer documents, if you elect to exchange your Eligible Options, the number of Shares subject to the New Awards you receive will depend on the number of Shares subject to the Eligible Options that you elect to exchange pursuant to the offer and an exchange ratio that is based on the per Share exercise price of those Eligible Options, as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange options granted to you by Fluidigm with an exercise price per Share greater than US$4.37 and greater than the closing price of a Share of Fluidigm's Common Stock on the NASDAQ Global Select Market on the Expiration Date whether vested or unvested, that are outstanding as of the start of the Offering Period and remain outstanding and unexercised as of the Expiration Date and that were granted under our Plans. New Awards will be unvested on the New Award Grant Date, regardless of whether your Eligible Options were vested or unvested, and will be scheduled to vest based on your continued service with us or our subsidiaries through each applicable vesting date in accordance with the new vesting schedule. The new vesting schedule generally provides that one-twelfth (1/12) of the Shares subject to each New Award Grant will be scheduled to vest on the Company's scheduled quarterly vesting dates over three years, beginning with the first such scheduled quarterly vesting date occurring at least three months following the New Award Grant Date. However, if you reside in or your principal work location is in France and you receive RSUs in exchange for Eligible Options, one third (1/3) of the Shares subject to the RSU Grant instead will be scheduled to vest on the first quarterly vesting date at least one year after the New Award Grant Date and one twelfth (1/12) of the Shares subject to the RSU Grant will be scheduled to vest quarterly for the next two years. Vesting of New Awards is subject to continued service through each relevant vesting date. Your participation in this offer and the receipt of New Awards does not provide any guarantee or promise of continued service with Fluidigm or any of our subsidiaries. Although the vesting schedule of your Eligible Option Grant may have had a monthly vesting component, there will be no monthly vesting on the New Awards. See Section 9 of the Offer to Exchange for further details. You will lose your rights to all Exchanged Options that are cancelled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. Please be sure to follow the instructions below.

To participate in the offer to exchange some or all of your Eligible Option Grants, we must receive your election form electronically via Fluidigm's offer website (except with respect to Eligible France Employees and Eligible Italy Employees), via email (as a PDF) at stockoptionexchange@fluidigm.com, or via mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than 9:00 p.m., U.S. Pacific Time, on September 20, 2017 (unless we extend the offer). Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigm's offer website but instead only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). With respect to all other Eligible Employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process or if you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, you may print the election form attached to the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer, and properly complete, sign and submit your election by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., by 9:00 p.m., U.S. Pacific Time, on September 20, 2017 (unless we extend the offer). To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1 408 582 4544.

Only election forms that are properly completed and submitted and actually received by Fluidigm on or before the Expiration Date via the offer website (other than Eligible France Employees and Eligible Italy Employees), via email (as a PDF) at stockoptionexchange@fluidigm.com, or via mail (or other post) or Federal Express (or similar delivery service) by Sarah Whaley, our Head of Total Rewards (Global), will be accepted. Election forms submitted by any other means, including hand delivery or interoffice delivery, are not permitted. Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigm's offer website but instead only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). We will not accept delivery of any election after expiration of this offer.

You may change your mind after you have submitted an election form and withdraw some or all of your elected Eligible Options from the offer at any time on or before the Expiration Date. You may elect to exchange additional Eligible Option Grants, fewer Eligible Option Grants, all of your Eligible Option Grants or none of your Eligible Option Grants. You may change your mind as many times as you wish, **but you will be bound by the properly submitted election form that we receive last on or before the Expiration Date.**

To help you recall your Eligible Option Grants and give you the information necessary to make an informed decision, please refer to your personalized information regarding each Eligible Option Grant you hold below.

For Eligible Employees (other than Eligible France Employees and Eligible Italy Employees) who would like to participate in the offer by submitting an election form via this offer website, select the "Continue" button below.

Breakeven Calculator

Eligible Option Grant							New Award Grant		
Grant No.	Grant Date	Per Share Exercise Price	Grant Type	Shares Underlying Eligible Option Grant	Vested Shares Underlying Eligible Option Grant	Unvested Shares Underlying Eligible Option Grant	New Award Type	Shares Underlying New Award Grant	Election
									○ ◉ Yes No

ELECTION INSTRUCITON 1. To participate in the offer, you must complete and deliver an election form If you want to participate in this offer, you must make an election via the process described in Section 4 of the Offer to Exchange and outlined below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017. If you do not want to participate, then no action is necessary. Elections via this Offer Website (Other than Eligible France Employees and Eligible Italy Employees) 1. To submit an election via the offer website, click on the link to the offer website in the launch email you received from FluidiamExchanae@eQuitvbenefits.com. dated August 23, 2017, announcing the offer, or go to the offer website at httDs://fluidiam.eguitvbenefits.com. Log in to the offer website using the login instructions provided to you in the launch email from FluidiamExchanae@eauitvbenefits.com. dated August 23, 2017, announcing the offer (or if you previously logged into the offer website, your updated login credentials). 2. After logging in to the offer website, review the information and proceed through to the Make My Elections page. You will be provided with personalized information regarding each Eligible Option Grant you hold, including: ■ the grant date of the Eligible Option Grant; ■ the per Share exercise price of the Eligible Option Grant; ■ the total, vested, and unvested number of Shares subject to the Eligible Option Grant as of September 20, 2017 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); ■ whether any New Awards granted to you in the offer would be RSUs or New Options; and ■ the number of Shares subject to the New Award Grant that would be granted in exchange for the Eligible Option Grant. Although Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), they can access their Eligible Option Grant schedule and the Breakeven Calculator via the offer website. 3. On the Make My Elections page, make the appropriate selection next to each of your Eligible Option Grants to indicate which Eligible Option Grants you choose to exchange in the offer by selecting “Yes" or choose not to exchange in the offer by selecting "No.' 4. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Elections page and in the offer documents, submit your election form. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election. 5. Upon submitting your election form, a confirmation statement will be generated by the offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the slection process. Elections by Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees) 1. Print the election form attached to the launch email from FluidiomExchanae@eciuitvbenefits.com. dated August 23, 2017, announcing this offer. 2. Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchanae@fluidiom.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

  We must receive your properly completed and submitted election form on or before the Expiration Date. The Expiration Date will be 9:00 p.m., U.S. Pacific Time, on September 20. 2017, unless we extend the offer Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigm’s offer website but instead only by email (as a PDF) mail (or other post) or Federal Express (or similar delivery service). With respect to all other Eligible Employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process or if you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, you may submit your election by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service) by following the instructions provided above. To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoDtionexchanae@fluidiom.com or by phone at +1 408 582 4544. Your delivery of all documents regarding the offer, including election forms, is at your own risk. If you are permitted to and submit your election form via this offer website, a confirmation statement will be generated by this offer website at the time that you complete and submit your election form. You should print and keep a copy of the confirmation statement for your records. The printed confirmation statement will provide evidence that you submitted your election form. If you submit your election form by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), we intend to confirm the receipt of your election form by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. You should contact Varaprasad Gedipudi by email at stockoDtionexchanae@fluidiam.com or by phone at +1 408 582 4544. Note that if you submit any election form by email (as a PDF) or by mail (or other post) or Federal Express (or similar delivery service) within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent Fluidigm from providing a confirmation by email prior to the expiration of the offer. If you submit your election form by mail (or other post) or Federal Express (or similar delivery service), postmark alone on or before the Expiration Date is insufficient for acceptance by us. Only election forms that are properly completed and submitted and actually received by Fluidigm on or before the Expiration Date via the offer website (other than Eligible France Employees and Eligible Italy Employees), via email (as a PDF) at stockootionexchanae@fluidiam.com. or via mail (or other post) or Federal Express (or similar delivery service) by Sarah Whaley, our Head of Total Rewards (Global), will be accepted. Election forms submitted by any other means, including hand delivery or interoffice delivery are not permitted. Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigrns offer website but instead only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). We will not accept delivery of any election after expiration of this offer. Our receipt of your election form is not by itself an acceptance of your Eligible Options for exchange. For purposes of the offer, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect will be September 20, 2017. Fluidigm will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation, by completing and submitting this election form, you waive any right to receive any notice of the receipt of the tender of your Eligible Options, except as provided for in the Offer to Exchange. Any confirmation of receipt provided to you merely will be a notification that we have received your election form and does not mean that your Eligible Options have been cancelled. Your Eligible Options that are accepted for exchange will be cancelled on the same U.S. calendar day as the expiration of the offer (but following the expiration of the offer), which cancellation is scheduled to be September 20, 2017 (unless the offer is extended). 2 To change or withdraw prior elections of your Eligible Options, you must complete and deliver a new election fonn. You may change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from this offer, only in accordance with the provisions of Section 5 of the Offer to Exchange. You may change your mind after you have submitted an election and withdraw some or all of your elected Eligible Options from the offer at any time on or before the Expiration Date (the Expiration Date currently is expected to be September 20. 2017, at 9:00 p.m., U.S. Pacific Time). If we extend the Expiration Date, you may change or withdraw your election of your tendered options at any time until the extended offer expires. In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of this offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., U.S. Pacific Time, on October 19, 2017 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter up to such time as Fluidigm does accept your properly tendered Eligible Options.

  You may change your election and elect to exchange all of your Eligible Option Grants, some of your Eligible Option Grants, or none of your Eligible Option Grants pursuant to the terms and conditions of this offer. To change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from this offer, you must deliver a valid new election form indicating only the Eligible Option Grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your Eligible Options, by completing the election process set forth in Section 5 of the Offer to Exchange and described below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20,2017. Election Changes and Withdrawals via this Offer Website (Other than Eligible France Employees and Eligible Italy Employees] 1. Log in to the offer website using your login credentials and via the link provided in the launch email you received from FluidiamExchanae@eauitvbenefits.com. dated August 23, 2017, announcing the offer, or go to the offer website at httDs://fluidigm.equitvbenefits.com. 2. After logging in to the offer website, review the information and proceed through to the Make My Elections page, where you will find personalized information regarding each Eligible Option Grant you hold, including: ■ the grant date cf the Eligible Option Grant; ■ the per Share exercise price of the Eligible Option Grant; ■ the total, vested, and unvested number of Shares subject to the Eligible Option Grant as of September 20, 2017 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through seen cate); ■ whether any New Awards granted to you in the offer would be RSUs or New Options; and ■ the number of Shares subject to the New Award Grant that would be granted in exchange for the Eligible Option Grant. 3. On the Make My Elections page, make the appropriate selection next to each of your Eligible Option Grants to indicate which Eligible Option Grants you choose to exchange in the offer by selecting “Yes" or choose not to exchange in the offer by selecting ’No.:' 4. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Elections page and in the offer documents, submit your election form. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to suunnit your election. 5. Upon submitting your election form, a confirmation statement will be generated by the offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer Election Changes and Withdrawals via Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees) 1. Print the election form attached to the launch email from FluidiamExchanae@eciuitvbenefits.com. dated August 23, 2017, announcing this offer. 2. Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

  Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). With respect to all other Eligible Employees, we prefer that you submit your election form electronically via this offer website. However, if you choose not to use this offer website process or if you want to use this offer website but you do not have access to this offer website for any reason, if you are unable to submit your election via this offer website as a result of technical failures of this offer website, such as this offer website being unavailable or this offer website not accepting your election, you may submit your election by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service) by following the instructions provided above. To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoptionexchanae@fluidiam.com or by phone at +1 408 582 4544. You may change your mind as many times as you wish, but you will be bound by the properly submitted election form we receive last on or before the Expiration Date. If you change your election to withdraw some or all of your Eligible Option Grants, you may elect later to exchange the withdrawn Eligible Option Grants again at any time on or before the Expiration Date. All Eligible Option Grants that you withdraw will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such Eligible Option Grants on or before the Expiration Date. To reelect to exchange some or all of your Eligible Option Grants, you must submit a new election form to Fluidigm on or before the Expiration Date by following the procedures described in Section 4 of the Offer to Exchange. This new election form must be properly completed, signed (electronically or otherwise), and dated after your previously-submitted election form, and must list all Eligible Option Grants you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated election form, any prior election form will be disregarded in its entirety and will be considered replaced in full by the new election form. Each time you make an election on this Fluidigm offer website, please be sure to make an election with respect to each of your Eligible Option Grants. 3. No Partial Tenders. If you intend to tender an Eligible Option Grant through the offer, you must tender all of your Shares subject to that Eligible Option Grant. You may pick and choose which of your outstanding Eligible Option Grants you wish to exchange if you hold more than one Eligible Option Grant and you may choose to exchange in the offer one or more of your Eligible Option Grants without having to exchange all of your Eligible Option Grants. However, if you decide to participate in this offer to exchange an Eligible Option Grant, you must elect to exchange that entire Eligible Option Grant (that is, all Eligible Options subject to that E igible Option Grant). However, if you have an Eligible Option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an Eligible Employee beneficially owns a portion of that Eligible Option Grant, you may accept this offer with respect to the entire remaining outstanding portion of the Eligible Option Grant as long as you are the legal owner of the Eligible Option. We will not accept partial tenders of option grants, so you may not accept the offer with respect to a portion of an Eligible Option Grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the Eligible Options, we will respect an election to exchange such Eligible Option Grant pursuant to the offer that is made by you and accepted by us and we will not be responsible to you or the beneficial owner of the Eligible Option Grant for any action taken by you with respect to such Eligible Option Grant. 4. Signatures on the election. With respect to Eligible Employees other than Eligible France Employees and Eligible Italy Employees, logging in to this Fluidigm offer website and completing and submitting your election via this offer website is the equivalent of signing your name on a paper election form and has the same legal effect as your written signature. Elections by a trustee, executor, administrator, guardian, attomey-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via this offer website. Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may not submit election forms via Fluidigm’s offer website but instead only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). A paper election form submitted by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service) must be signed by the holder of the Eligible Options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever. If you submit a paper election form by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form. If the election form is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate wtien signing, and proper evidence satisfactory to Fluidigm of the authority of that person to act in that capacity must be submitted with the election form.

  5. Other information on the election form. In addition to signing the election form, you must indicate (or with respect to this offer website, confirm) the countries of your residence and/or principal work location, print your name, and indicate the date and time (U.S. Pacific Time) at which you signed. You also must include (or with respect to this offer website, confirm) your current email address. 6. Requests for assistance or additional copies. Any questions and any requests for additional copies of the Offer to Exchange or the election form may be directed to Varaprasad Gedipudi at stockootionexchanae@fluidiam.com or phone +1 408 582 4544. Copies will be furnished promptly at Fluidigm's expense. 7. Irregularities, We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Options. Our determination of these matters will be given the maximum deference permitted by law. However you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered Eligible Options that are not validly withdrawn, subject to the terms of this offer. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the Offering Period, subject only to an extension that we may grant in our discretion. Important: Election forms must be received via this offer website, via email (as a PDF) at stock option exchange fluidigm.com, or via mail (or other post) or Federal Express (or similar delivery service) by Sarah Whaley, our Head of Total Rewards (Global), on or before 9:00 p.m., U.S. Pacific Time, on September 20, 2017 (unless the offer is extended). 8. Additional documents to read. You should be sure to read the Offer to Exchange, all documents referenced therein, and the launch email from FluidiamExchanoe@eQuitvbenefits.com. dated August 23, 2017, announcing the offer, before deciding to participate in the offer. 9. Important tax information. Please refer to Sections 14 and 15 of the Offer to Exchange and Schedules C through J, which contain important tax information. We also recommend that you consult with your personal advisers before deciding whether or not to participate in this offer.    Go Back Continue Need help Contact Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or + 1 408 582 4544

  Breakeven Calculator for Eligible Option Grants Exchanged for RSUs This Breakeven Calculator for RSUs has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount :hat could be received from an Eligible Option Grant or RSU Grant to be granted pursuant to one offer if you choose to exchange an Eligible Option Grant. The Breakeven Calculator does not take into account: all of the factors that you should consider in deciding whether to participate in (ne offer. For example, the Breakeven Calculator does not account or vesting. Note :hat you will be able to profit from an RSU Grant only if it actually vests. Therefore, even if the Breakeven Calculator shows that :he potential profit on an RSU Grant is greater than for an Eligible Option Grant a: (he assumed prices you enter, you would be able to profit from an RSU Grant only if it actually vests. In addiction, this Breakeven Calculator does not take into consideration one difference in taxation between RSUs and options. Note further that because of :he rounding resulting from fractional Shares, the values shown could be higher or lower than the actual result. What price must fluidigm’s stock reach before the value of my eligible option Grant the value of the Future Fluidigm Share price at which the intrinsic value (that is, or each underlying Share, (new stock price minus the exercise price of my Eligible Option Grant would equal one value (based on that stock price) of the RSU Grant. Step 1: Select the Grant Number of the Eligible Option Grant to be Valued Per Share Exercise Price of Eligible Option Grant Number of Shares subject to Eligible Option Grant (as of September 20. 20177 Calculate Press to Calculate Breakeven Exchange Ratio or eligible Option Grant Selection Step 1 New RSU Shares Breakeven Stock Price The breakeven stock price is the price of Fluidigm's Shares at which (he intrinsic value (that is, for each underlying Share, the stock price minus exercise price) of the Eligible Option Grant is equal to the value (based on that stock price) of the RSU Grant. Any future stock price greater than the breakeven price generally would result in the options being more valuable than the RSUs receive after the exchange. Assume vesting in accordance with the applicable vesting schedule, and no early exercise or early termination through such code.

  what it the Potential Value of My Eligible Option Grams and New RSUs at a Future, Hypothetical Price Step 2. Enter Hypothetical Stock Price to Calculate Values calculate Press to Calculate Values price Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information set forth in the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors or advisors for advice related to your specific situation. Additionally, in the Breakeven Calculator, Fluidigm makes no forecast or projection regarding the value of the granted RSUs in the offer or as to the future market price of Fluidigm’s Common Stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that your enter into the Breakeven Calculator.

 Breakeven Calculator for Eligible Option Grants Exchanged for New Options This Breakeven Calculator has been provided to you as a convenience for purposes of making Iimited mathematical calculations regarding the potential amount: that could be received from an Eligible Option Grant or a New Option Grant to be granted pursuant to the offer if you choose to exchange an Eligible Option Grant The breakeven Calculator does no: take into account all of the factors that you should consider in deciding whether to participate in the offer For example, the Breakeven Calculator does not account ^or vesting. Note that you will be able to profit from a New Option Grant only if i: actually vests Therefore, even if the breakeven Calculator shows that the potential profit on a New Opt on Grant is greater than for an Eligible Option Grant a: the assumed prices you enter, you would be able to profit from a New Option only if : actually vests. In addition, this Breakeven Calculator does to take into consideration the difference in taxation between the Eligible Option Grant and :the New Option Grant (for example, if your Eligible option Grant is an incentive stock option and your New Option Grant is a non statutory stock option, to* L.S. tax purposes). Note further that because of :he rounding resulting from fractional Shares, the values shown could be higher or lower than the actual result. what Price Must Fluidigm's Stock Reach Before the Value of My Eligible Option Gram the Value of the New Option Grant? Future -1Jidigm Share price at which the intrinsic value (that is, for each underlying Share, the stock price minus the exercise price} of my Eligible Option Grant would equal the intrinsic value of the New Option Grant. Step 1: Select the Grant Number of the Eligible Caption Grant to be valued Per Share Exercise Price of Eligible Option Grant Number of Shares Subject to Eligible option Grant (as of September 20. 2017)* Step 2: Enter Hypothetical per Share Exercise Price of New Option Grant [equal to the closing price of a Share of fluidigm's Common Stock on Nasdaq on the New Award Grant Date) Press to Calculate Breakeven Calculate Exchange Ratio for Eligible We Option Grant Selected in Step 1 Number of Shares subject to New Option Grant Breakeven Stock Price

  The breakeven stock; price is the price at which (fie intrinsic value ;:ha: is, for each underlying Share; the slow price minus the exercise price) of :he Eligible Option Grant is equal the intrinsic value of the New Option Grant. Any future stock price greater than the breakeven price generally would result in the Exchanged Option Grant being more valuable :than the New Option Grant received after the exchange. * Assumes :hat the Eligible Option Grant is not exercised or terminated; and vests in accordance with the applicable vesting schedule. though such date. what is the Potential Value of My Eligible Option Grant and New Option Gram at a Future. Hypothetical Price? Hypothetical per Share exercise Price of New Option Grant (As entered Above) Step 3: Enter -hypothetical Stock Price to Calculate values Press to Calculate values Calculate Value of Eligible Option Grant at Stock price Entered in Step 3 Value of New Option Grant at Stock Price Entered in Step 3 Reset Important Legal Notification: The Breakeven Calculator is no: a financial or tax planning tool and information set forth in the Breakeven Calculator does not constitute a recommendation as to whether or not :o participate in the offer. The simulations are hypothetical and do not reflect you' personal tax or financial circumstances. You should consult you' tax, financial and legal advisors for advice related :o your specific s nation Additionally, in the Breakeven Calculator, fludigm makes no forecast or projection regarding the value of the New Options granted in the offer or as to the future market price of Fludigm's Common Stock; which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the breakeven Calculator

Paper election screen Stock option exchange program opens august 23, 2017 Expires September 20, 2017, at 9:00 p.m. U.S. pacific time Welcome: Dominique Remy-Renou Submit Paper Election Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees are not permitted to submit an election to participate in the offer via Fluidigm's offer website. If you are an Eligible France Employee or Eligible Italy Employee and you wish to participate in the offer, you must deliver a paper election form by email (scanned as a PDF) to stockoptionexchanae@1iuidiam.com. or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date. To obtain a paper election form, you may print the election form attached to the launch email from FluidqimExchanae@eauitvbenefits.com. dated August 23, 2017, announcing this offer. Alternatively, you may contact Varaprasad Gedipudi by email at stockoDtionexchanae@11uidiam.com or by phone at +1 408 582 4544. Need Help? Go back / cancel Contact Varaprasad Gedipudi at stockoptionexchanae@fluidiam.com or – 4544 .

  Stock option exchange program opens august 23, 2017 Expires September 20, 2017, at 9:00 p.m. U.S. pacific time Welcome: Fname Lname home logout Review My Election (Step 2 of 4) Your election has not yet been submitted. Please review your Eligible Option Grant selections below and confirm that you are satisfied with your selections. Select the ‘Continue' button below to proceed with your election or select “Go Back / Cancel" button below to cancel, go back and/or make any adjustments to your election. Eligible Option Grant Grant No. Grant Date Per Share Exercise Price Grant Type Shares Underlying Option Grant Vested Shares Underlying Eligible Option Grant Unvested Shares Underlying Eligible Option Grant New Award Type Shares Underlying New Award Grant Election Yes No Need Help? Contact Varaprasad Gedipudi at stockoDtionexchanae@fluidiam.com or +1 408 582 4544.

  Stock Option Exchange Program Opens August 23. 2017 Expires September 20, 2017, at 9:00 p.m., U.S. Pacific Time Welcome: Fname Lname Submit My Elections (Step 3 of 4) I understand that this election will replace in its entirety any election Fulidigm previously received from me SUBMIT YOUR ELECTION NO LATER THAN 9:00 P.M.. U.S. PACIFIC TIME ON SEPTEMBER 20. 2017 (UNLESS THE OFFER IS EXTENDED). Election Terms & Conditions 1. I agree that my decision to accept or reject the offer with respect to some or all of my Eligible Option Grants is entirely voluntary and is subject to the terms and conditions of the offer. 2. I understand that I may change my election at any time by completing and submitting a new election form no later than 9:00 p.m. U.S. Pacific Time, on September 20, 2017 (unless the offer is extended), and that any election form submitted and/or received after such time will be void and of no further force and effect. 3. If my employment with Fluidigm or its subsidiaries terminates on or before the offer expires, I understand that I will cease to be an Eligible Employee under the terms of the offer and any election that I have made to exchange any of my options pursuant to the offer will be ineffective. As a result, none of my Eligible Options will be exchanged under the offer and I will not receive New Awards. 4. I understand and agree that my employment (or, after New Awards have been granted pursuant to the offer, my employment or service) with Fluidigm or any of its subsidiaries will be considered terminated effective as of the date that I no longer am actively providing employment or other services, as applicable, to Fluidigm or any of its subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or service agreement, if any) and, unless otherwise expressly provided in the offer or determined by Fluidigm, my right to receive New Awards pursuant to the offer or to vest in the New Awards received in the offer, if any, will terminate as of such date and will not be extended by any notice period mandated under local law (e.g., my period of service would not include any contractual notice period or any period of “garden leave’ or similar period mandated under employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or service agreement, if any); Fluidigm will have the exclusive discretion to determine when I no longer am actively providing employment services for purposes of the offer and the grant of New Awards pursuant to the offer (including whether I still may be considered to be providing employment services while on a leave of absence). I further acknowledge that the New Awards granted pursuant to the offer have a different vesting schedule than the Eligible Options cancelled in exchange, that the first vesting date under the New Awards is scheduled to occur no earlier than the Company's first scheduled quarterly vesting date occurring at least three months following the New Award Grant Date (or with respect to RSUs granted to any Eligible France Employee, no earlier than the first scheduled quarterly vesting date at least one year after the New Award Grant Date), that any New Options granted pursuant to the offer will have a different exercise price per Share than the Eligible Options cancelled in the offer, and that each New Option will be a nonstatutory stock option, regardless of whether the Exchanged Option that was cancelled in exchange for the New Option was an incentive stock option or a nonstatutory stock option for U.S. tax purposes. However, if I reside in or my principal work location is in France, I acknowledge that my RSUs will be subject to a minimum one-year cliff vesting date restriction with quarterly vesting thereafter to satisfy the requirements for French-qualified RSUs. 5. I agree that all decisions with respect to future grants under any Fluidigm equity compensation plan will be at the sole discretion of Fluidigm. 6. I agree that: (i) the offer is established voluntarily by Fluidigm, is discretionary in nature and may be modified, amended, suspended or terminated by Fluidigm, in accordance with the terms set forth in the offer documents, at any time prior to the expiration of the offer (ii) Fluidigm may, at its discretion, refuse to accept my election to participate; and (iii) the offer is an exceptional, voluntary and one-time offer that does not create any contractual or other right to receive future offers, options or restricted stock units, or benefits in lieu of offers, even if offers have been made in the past.

7. I agree that the New Awards, and income from and value of same: (i) are not intended to replace any pension rights or compensation; and (ii) are not part of normal or expected compensation for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

8. If I am providing services outside the U.S., I agree that (i) the New Awards, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither Fluidigm nor any of its subsidiaries shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. Dollar that may affect the value of the New Awards or of any amounts due to me pursuant to the exercise of the New Options, settlement of RSUs, or the subsequent sale of any Shares of Fluidigm's Common Stock acquired upon exercise or settlement.

9. This election and my participation in the offer shall not create a right to employment or service, or be interpreted as forming or amending an employment or service contract with Fluidigm or any of its subsidiaries and shall not interfere with the ability of Fluidigm, or, if different, of my current employer, or applicable entity with which I am engaged to provide services (the "Employer"), to terminate my employment or service relationship (if any) at any time with or without cause (subject to the terms of my employment contract or other service contract, if any).

10. I understand that: (i) the future value of the Shares of Fluidigm's Common Stock underlying the New Awards is unknown, indeterminable and cannot be predicted with certainty; (ii) if the underlying Shares of Fluidigm's Common Stock do not increase in value, the New Options will have no value; and (iii) if I exercise the New Option and acquire Shares of Fluidigm's Common Stock, the value of those Shares may increase or decrease, even below the New Option's exercise price.

11. No claim or entitlement to compensation or damages shall arise from forfeiture of the New Awards resulting from the termination of my employment or other service relationship with Fluidigm or one of its subsidiaries (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any).

12. ***I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this election and any other offer documents ("Data") by and among, as applicable, the Employer, Fluidigm and any of its other subsidiaries or affiliates for the exclusive purpose of implementing, administering and managing my participation in the offer.***

    I understand that Fluidigm and the Employer may hold certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in Fluidigm, details of all options or any other entitlement to Shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing my participation in the offer.

    I understand Data will be transferred to a stock plan broker or other broker, plan administrator or third parties designated from time to time by Fluidigm (the "Designated Broker") to assist Fluidigm with the implementation, administration and management of the offer. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize Fluidigm, the Designated Broker and any other possible recipients which may assist Fluidigm (presently or in the future) with implementing, administering and managing the offer to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the offer, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom any Shares of Common Stock acquired pursuant to the offer may be deposited. I understand Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that if I reside outside the United States, I may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that Fluidigm would not be able to grant New Awards or other equity awards to me or administer or maintain such awards or my participation in the offer. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

13. I acknowledge that, regardless of any action taken by Fluidigm or the Employer, the ultimate liability for all income tax, social insurance and social security liabilities or premium, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the offer and the New Awards and legally applicable to me (“Tax-Related Items') is and remains solely my responsibility and may exceed the amount actually withheld by Fluidigm or the Employer. I further acknowledge that Fluidigm and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the offer and the New Awards, including, but not limited to, the exchange of Eligible Options for New Awards, the grant, vesting or exercise of the New Awards, the issuance of Shares upon exercise of the New Awards, :he subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends: and (ii) do not commit to and are under no obligation to structure tne terms of the offer or any aspect of the New Awards to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that Fluidigm and/or the Employer (or former employer or entity, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable. I agree to Take adequate arrangements satisfactory to Fluidigm and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize Fluidigm and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from my wages or other cash compensation paid to me by Fluidigm and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the New Options or settlement of RSUs either through a voluntary sale or through a mandatory sale arranged by Fluidigm (on my behalf pursuant to this authorization without further consent), or (iii) as otherwise specified in the 2011 Plan and the applicable award agreement between Fluidigm and me governing the New Award (including any country specific, sub plans, appendices or addenda thereto). Finally, I agree to pay to Fluidigm or the Employer any amount of Tax-Related Items that Fluidigm or the Employer may be required to withhold as a result of my participation in the offer and the grant of New Awards that cannot be satisfied by the means previously described. Fluidigm may refuse to issue or deliver the Shares subject to New Awards that I receive pursuant to the offer, if I fail to comply with my obligations in connection with the Tax-Related Items. 14. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of the election form in English and I agree to be bound accordingly. If I have received the election form or any other offer document translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control. 15. I acknowledge and agree that none of Fluidigm or a subsidiary or affiliate of Fluidigm, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the offer to exchange my Eligible Options and that I am not relying on any information or representation made by any such person in accepting or rejecting the offer, other than any information contained in the offer documents. 16. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents, including the election form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisers before making this election and that I have knowingly accepted or rejected the offer. I agree that any and all decisions or interpretations of Fluidigm upon any questions relating to the offer and the election form will be given the maximum deference permitted by law. 17. I agree that the terms of the New Awards, if any, that I receive pursuant to the offer will be subject to the terms and conditions of the applicable New Award agreement {including any applicable country-specific sub-plans, appendices or addenda thereto). 18. I understand and agree that the offer and the New Awards granted pursuant to the offer are governed by, and subject to. the laws of the State of California, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this offer or the grant of New Awards, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this offer is made and/or to be performed. 19. I understand that if I am an Eligible France Employee or Eligible Italy Employee, I may not submit my election form (s) via Fluidigm's offer website but instead only by email (as a PDF) at stockootionexchanae@fluidiam.com. or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court. Suits 100. South San Francisco. CA 94080 J.S.A.

20. I further understand that if I submit my election form by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), Fluidigm intends to send me a confirmation of receipt of my election form by email at the email address as I have provided to Fluidigm below, within two (2) U.S. business days after Fluidigm receives my election form. I understand that if I submit my election form via the offer website, the confirmation statement provided on the offer website at the time I submit my election form will provide additional evidence that I submitted my election form and that I should print and keep a copy of such confirmation statement for my records. If I do not receive a confirmation from Fluidigm, I understand that it is my responsibility to ensure that my election form has been received no later than 9:00 p.m., U.S. Pacific Time, on September 20, 2017.1 understand that only responses that are properly completed and submitted and actually received by Fluidigm on or before the Expiration Date will be accepted. 21. The provisions of the offer documents and this election form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Countries of Residence and/or Principal Work Location: Please type your Countries of Residence Email Address: Eligible Employee Name: (Require d) I acknowledge and agree with the terms and conditions stated above and as set forth in the offer documents comprising this offer. (Selecting the "Submit" button below will submit your election ) Go Back / Cancel Submit Need Help? Contact Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or +1 408 582 4544. SUBMIT YOUR ELECTION NO LATER THAN 9:00 P.M., U.S. PACIFIC TIME, ON SEPTEMBER 20, 2017 (UNLESS THE OFFER IS EXTENDED).

Notifications Message from webpage Please type your Countries of Residence and/or Principal Work Location to Continue OK Message from webpage To submit the election please select the Boa: "I acknowledge f with the terms and conditions stated above and as set forth i documents comprising this offer." and agree i the offer OK

Print Election Confirmation (Step 4 of 4) FLUIDIGM Stock Option Exchange Program Opens August 23, 2017 Expires September 20, 2017, at 9:00 p.m.. U.S. Pacific Time Welcome: Fname Lname Print Election Confirmation (Step 4 of 4) Fluidigm Corporation ('“Fluidigm") has received your election via Fluidigm's offer website by which you elected to accept or reject Fluidigm's offer to exchange certain outstanding options for new awards (the “offer") with respect to some or all of your outstanding Eligible Option Grants, subject to the terms and conditions of the offer. Your election has been recorded as follows: Name: Employee ID: Date and Time of Election: Countries of Residence and/or Principal Work Location: Eligible Option Grant New Award Grant Grant No. Grant Date Per Share Exercise Price Grant Type Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant Unvested Shares Underlying Eligible Option Grant New Award Type Shares Underlying New Award Grant Election If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your Eligible Option Grants by submitting a new. properly completed, signed and dated election form. The new election form must be delivered via Fluidigm's offer website at https://fluidigmequity benefits.com. via email (as a PDF) at stockoptionexchange@fluidigm.com. or via mail (or other post), or Federal Express (or similar delivery service) to Sarah Whaley, our Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A, no later than the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017. Only election forms that are properly completed, signed, dated and actually received by Fluidigm via the offer website, email (as a PDF), mail (or other post), or Federal Express (or similar delivery service) on or before the Expiration Date will be accepted. Election forms submitted by any other means, including hand delivery or interoffice delivery are not permitted. If you have any questions, please direct them to Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or by phone at +1 408 582 4544.

Please note that our receipt of your election form is not by itself an acceptance of your Eligible Options for exchange. For purposes of the offer, Fluidigm will be deemed to have accepted Eligible Options for exchange that are validly tendered and not properly withdrawn as of the time Fluidigm gives oral or written notice to the option holders generally of its acceptance of options for exchange. Fluidigm may issue this notice of acceptance by press release, email or other method of communication. Eligible Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect will be September 20, 2017. Fluidigm's formal acceptance of the properly tendered Eligible Options is expected to take place shortly after the expiration of the offer. This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Awards (the “Offer to Exchange”); (2) the launch email from FluidigmExchange@equitybenefits.com. dated August 23, 2017, announcing the offer; and (3) the election form attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at wjvw.sec.gov, on Fluidigm's offer website at https://fluidigm.equitybenefits.com., or by contacting Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or by phone at +1 408 582 4544. Print Confirmation Logout Return to Welcome Page

Printable Confirmation Home Fluidigm Option Exchange Program - Election Confirmation Fluidigm Corporation (‘Fluidigm’) has received your election via Fluidigm's offer website by which you elected to accept or reject Fluidigm's offer to exchange certain outstanding options for new awards (the “offer”) with respect to some or all of your outstanding Eligible Option Grants, subject to the terms and conditions of the offer. Your election has been recorded as follows: Name: Employee ID: Date and Time of Election: Countries of Residence and/or Principal Work Location: Eligible Option Grant New Award Grant Grant No. Grant Date Per Share Exercise Price Grant Type Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant Unvested Shares Underlying Eligible Option Grant New Award Type Shares Underlying New Award Grant Election If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your Eligible Option Grants by submitting a new, properly completed, signed and dated election form. The new election form must be delivered via Fluidigm's offer website at https://fluidigm equitybenefits com. via email (as a PDF) at stockoptionexchange@fluidigm.com. or via mail (or other post), or Federal Express (or similar delivery service) to Sarah Whaley, our Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, currently expected to be 9:00 p.m , U.S. Pacific Time, on September 20. 2017. Only election forms that are properly completed, signed, dated and actually received by Fluidigm via the offer website, email (as a PDF), mail (or other post), or Federal Express (or similar delivery service) on or before the Expiration Date will be accepted. Election forms submitted by any other means, including hand delivery or interoffice delivery are not permitted. If you have any questions, please direct them to Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or by phone at +1 408 582 4544. Please note that our receipt of your election form is not by itself an acceptance of your Eligible Options for exchange. For purposes of the offer, Fluidigm will be deemed to have accepted Eligible Options for exchange that are validly tendered and not properly withdrawn as of the time Fluidigm gives oral or written notice to the option holders generally of its acceptance of options for exchange. Fluidigm may issue this notice of acceptance by press release, email or other method of communication. Eligible Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect will be September 20, 2017. Fluidigm's formal acceptance of the properly tendered Eligible Options is expected to take place shortly after the expiration of the offer. This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Awards (the “Offer to Exchange"); (2) the launch email from FluidigmExchange@equitybenefits.com. dated August 23, 2017, announcing the offer: and (3) the election form attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Fluidigm's offer website at https://fluidigm.equitybenefits.com. , or by contacting Varaprasad Gedipudi at stockoptionexchange@fluidigm.com or by phone at +1 408 582 4544.